EXHIBIT 99.1

Supplemental Financial Data

(Issued December 22, 2014)

Contact Information
Investor Relations
Richard Zubek
investors@jasoninc.com

The following summary financial information contains certain unaudited quarterly financial information of Jason Industries, Inc. (the “Company”).

This summary information is unaudited and subject to revision.

All information should be read in conjunction with the historical financial statements included in the Company’s proxy statement dated June 16, 2014 relating to the Special Meeting of Stockholders that was filed with the SEC on June 16, 2014, the Company’s most recent Form 10-Q filed with the SEC and other periodic reports.

Non-GAAP and Other Company Information

Included in this exhibit are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors. Because the Company’s calculations of these measures may differ from similar measures used by other companies, you should be careful when comparing the Company’s non-GAAP financial measures to those of other companies. A reconciliation of non-GAAP financial measures to GAAP financial measures is included with the financial information in this exhibit.

EBITDA and Adjusted EBITDA - The Company defines EBITDA as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization and (gain)/loss on disposal of property, plant and equipment. The Company defines Adjusted EBITDA as EBITDA, excluding the impact of operational restructuring charges and non-cash or non-operational losses or gains, including long-lived asset impairment charges, integration and other operational restructuring charges, transactional legal fees, other professional fees and special employee bonuses, Newcomerstown fire losses and gains, multiemployer pension plan withdrawal expense (gain), share-based compensation, purchase accounting adjustments and sponsor fees and expenses.
Management believes that Adjusted EBITDA provides a clear picture of the Company’s operating results by eliminating expenses and income that are not reflective of the underlying business performance. The Company uses this metric to facilitate a comparison of operating performance on a consistent basis from period to period and to analyze the factors and trends affecting its segments. The Company’s internal plans, budgets and forecasts use Adjusted EBITDA as a key metric and the Company uses this measure to evaluate its operating performance and segment operating performance and to determine the level of incentive compensation paid to its employees.

Jason Industries, Inc.
Quarterly Consolidated Financial Information
(in thousands, unaudited)

	Predecessor														Successor
														June 28, 2014 Through June 29, 2014	June 30, 2014 Through September 26, 2014
	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	3Q
	2011	2012	2012	2012	2012	2012	2013	2013	2013	2013	2013	2014	2014	2014	2014
Net income (loss)	$9,308	$6,415	$6,883	$2,144	$(777)	$14,665	$2,641	$10,264	$13,902	$(2,719)	$24,088	$7,735	$5,237	$(17,928)	$(9,789)
Tax provision	4,117	2,213	2,967	(792)	440	4,828	1,420	5,793	8,662	2,372	18,247	4,492	588	(5,652)	(5,976)
Interest expense	17,011	4,575	4,619	4,539	4,879	18,612	9,780	3,579	3,478	3,879	20,716	3,495	3,724	82	7,809
Depreciation and amortization	20,219	5,863	5,956	6,161	6,186	24,166	6,720	6,360	6,756	7,169	27,005	6,324	6,528	—	10,377
Loss (gain) on disposals of fixed assets—net	62	(9)	350	168	(37)	472	5	35	(66)	48	22	123	215	—	—
EBITDA	50,717	19,057	20,775	12,220	10,691	62,743	20,566	26,031	32,732	10,749	90,078	22,169	16,292	(23,498)	2,421
Adjustments:
Impairment of long-lived assets(1)	1,288	—	438	—	106	544	—	—	—	—	—	—	—	—	—
Restructuring(2)	710	485	597	130	419	1,631	72	100	612	2,166	2,950	647	1,907	—	103
Transaction-related expenses(3)	880	63	46	328	591	1,028	17	998	—	58	1,073	1,541	3,233	23,009	1,404
Integration and other restructuring costs(4)	443	—	—	—	—	—	—	—	15	1,024	1,039	993	2,047	—	7,587
2013 Refinancing Transactions - Advisory, legal, professional fees and special bonuses(5)	—	—	—	—	—	—	1,477	217	76	3,161	4,931	—	—	—	—
Newcomerstown net Fire costs (income) and related items(6)	2,947	1,147	(1,855)	(950)	291	(1,367)	(208)	(4,635)	(13,991)	—	(18,834)	—	—	—	—
Adjustment for non-discrete fire costs(7)	—	326	299	272	522	1,419	—	—	(1,419)	—	(1,419)	—	—	—	—
Multiemployer pension plan withdrawal expense (gain)(8)	—	—	—	3,395	—	3,395	—	(696)	—	—	(696)	—	—	—	—
Gain on claim settlement(9)	—	—	—	—	—	—	—	—	—	(455)	(455)	—	—	—	—
Sponsor fees(10)	1,021	353	257	269	266	1,145	279	277	277	270	1,103	286	281	—	—
Gain from sale of joint ventures(11)	—	—	—	—	—	—	—	—	—	—	—	(3,508)	—	—	—
Share-based compensation(12)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,063
Total adjustments	7,289	2,374	(218)	3,444	2,195	7,795	1,637	(3,739)	(14,430)	6,224	(10,308)	(41)	7,468	23,009	11,157
Adjusted EBITDA	$58,006	$21,431	$20,557	$15,664	$12,886	$70,538	$22,203	$22,292	$18,302	$16,973	$79,770	$22,128	$23,760	$(489)	$13,578

(1)	Represents non-cash charges incurred to adjust the carrying value of certain idle and underutilized facilities to their estimated values.

(2)
Restructuring includes costs associated with exit or disposal activities as defined by US GAAP related to facility consolidation, including one-time employee termination benefits, costs to close facilities and relocate employees, and costs to terminate contracts other than capital leases. During 2014, such costs relate to the closure of the Norwalk, Ohio facility. See Note 4, “Restructuring Costs” of the Company’s 2013 consolidated financial statements for further information.

(3)
Transaction-related expenses primarily consist of professional service fees related to the acquisition of Jason Partners Holdings, Inc. (the “Business Combination”) and other related transactions, as well as the Company’s acquisition and divestiture activities.

(4)
Integration and other restructuring costs in 2013 and 2014 includes equipment move costs and incremental facility preparation and related costs incurred in connection with the closure of the Norwalk, Ohio facility and the start-up of a new acoustics segment facility in Warrensburg, Missouri. Such costs are not included in restructuring for US GAAP purposes. During 2011, integration and other restructuring costs included $0.4 million of increased inventory costs recognized in cost of goods sold resulting from recording inventory at fair value in acquisition accounting for Morton. During the third quarter of 2014, integration and other restructuring costs included $5.8 million of increased inventory costs recognized in cost of goods sold resulting from recording inventory at fair value in acquisition accounting for the Business Combination.

(5)
Represents professional fees, expenses and special employee bonuses paid in connection with the 2013 Refinancing Transactions. See Note 10, “Revolving Loans and Other Long-Term Debt Instruments” of the Company’s 2013 consolidated financial statements for further information regarding the 2013 Refinancing Transactions.

(6)
Represents the net loss (gain) relating to incremental costs, operating inefficiencies, business interruption matters and involuntary conversions of equipment associated with the Newcomerstown Fire. See Note 18, “Newcomerstown Fire” of the Company’s 2013 consolidated financial statements for further information.

(7)	Represents non-discrete operating inefficiencies associated with the Newcomerstown Fire that were incurred in 2012 and recovered from the insurance carrier during 2013.

(8)
Represents the expense (income) associated with the August 15, 2012 decision to withdraw from a union-sponsored and trusted multiemployer pension plan at Morton. See Note 15, “Employee Benefit Plans” of the Company’s 2013 consolidated financial statements for further information.

(9)	Represents the elimination of a one-time gain associated with the settlement of a contractual dispute related to the 2011 acquisition of Morton.

(10)
Represents fees and expenses paid by the Company to Saw Mill Capital LLC and Falcon Investment Advisors, LLC under the Management Services Agreement dated September 21, 2010. See Note 4, “Related Party Transactions” of the Company’s 2013 consolidated financial statements for further information.

(11)
Represents the gain on sale of the 50% equity interests in two joint ventures that was completed during the first quarter of 2014. See Note 3 “Sale of Joint Ventures” of the Company’s third quarter 2014 interim condensed consolidated financial statements for further information.

(12)	Represents non-cash share-based compensation expense for awards under the Company’s 2014 Omnibus Incentive Plan.

Jason Industries, Inc.
Quarterly Financial Information by Segment
(in thousands, unaudited)

	Predecessor													Combined*
	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q
	2011	2012	2012	2012	2012	2012	2013	2013	2013	2013	2013	2014	2014	2014
Seating
Net sales	$164,853	$54,644	$47,376	$29,007	$31,492	$162,519	$52,937	$44,476	$33,473	$34,359	$165,245	$52,291	$52,587	$32,385
Adjusted EBITDA	24,366	8,908	7,369	2,621	3,678	22,576	9,319	7,368	4,356	4,558	25,601	8,111	9,557	3,568
Adjusted EBITDA % net sales	14.8%	16.3%	15.6%	9.0%	11.7%	13.9%	17.6%	16.6%	13.0%	13.3%	15.5%	15.5%	18.2%	11.0%
Finishing
Net sales	$190,715	$48,484	$47,032	$45,470	$43,322	$184,308	$45,061	$46,702	$44,159	$44,484	$180,406	$46,583	$50,109	$45,181
Adjusted EBITDA	14,818	5,193	4,920	5,060	3,198	18,371	4,416	4,622	4,600	3,981	17,619	6,003	7,529	5,697
Adjusted EBITDA % net sales	7.8%	10.7%	10.5%	11.1%	7.4%	10.0%	9.8%	9.9%	10.4%	8.9%	9.8%	12.9%	15.0%	12.6%
Acoustics
Net sales	$145,268	$42,710	$43,377	$40,651	$45,589	$172,327	$48,403	$53,903	$48,759	$53,429	$204,494	$53,007	$56,923	$54,033
Adjusted EBITDA	9,120	3,206	3,709	3,136	3,354	13,405	5,145	7,292	5,811	5,178	23,426	4,439	5,237	4,287
Adjusted EBITDA % net sales	6.3%	7.5%	8.6%	7.7%	7.4%	7.8%	10.6%	13.5%	11.9%	9.7%	11.5%	8.4%	9.2%	7.9%
Components
Net sales	$99,721	$32,849	$40,110	$38,808	$24,099	$135,866	$33,268	$31,115	$33,476	$32,841	$130,700	$34,655	$30,996	$29,569
Adjusted EBITDA	18,559	5,890	7,036	7,294	4,861	25,081	5,395	5,563	6,669	5,271	22,898	6,539	4,474	1,026
Adjusted EBITDA % net sales	18.6%	17.9%	17.5%	18.8%	20.2%	18.5%	16.2%	17.9%	19.9%	16.1%	17.5%	18.9%	14.4%	3.5%
Corporate
Adjusted EBITDA	$(8,857)	$(1,766)	$(2,477)	$(2,447)	$(2,205)	$(8,895)	$(2,072)	$(2,553)	$(3,134)	$(2,015)	$(9,774)	$(2,964)	$(3,037)	$(1,489)
Consolidated
Net sales	$600,557	$178,687	$177,895	$153,936	$144,502	$655,020	$179,669	$176,196	$159,867	$165,113	$680,845	$186,536	$190,615	$161,168
Adjusted EBITDA	58,006	21,431	20,557	15,664	12,886	70,538	22,203	22,292	18,302	16,973	79,770	22,128	23,760	13,089
Adjusted EBITDA % net sales	9.7%	12.0%	11.6%	10.2%	8.9%	10.8%	12.4%	12.7%	11.4%	10.3%	11.7%	11.9%	12.5%	8.1%

*Note: The application of acquisition accounting for the Business Combination significantly affected certain assets, liabilities, and expenses. As a result, financial information in the period June 30, 2014 through September 26, 2014 is not comparable to Jason’s predecessor financial information. Therefore, we did not combine certain financial information in the period June 30, 2014 through September 26, 2014 with Jason’s predecessor financial information in the period June 28, 2014 through June 29, 2014 for comparison to prior periods. We have combined our net sales and Adjusted EBITDA in the period June 30, 2014 through September 26, 2014 with Jason’s predecessor net sales and Adjusted EBITDA in the period June 28, 2014 through June 29, 2014. Net sales and Adjusted EBITDA were not affected by acquisition accounting.